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                                                                      EX-99.B(m)

                                   APPENDIX A
                                   ----------

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                                                           Maximum
                Variable Trust Funds                      12b-1 Fee
                ---------------------------------------------------
                Asset Allocation Fund                          0.25
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                Equity Income Fund                             0.25
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                Equity Value Fund                              0.25
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                Growth Fund                                    0.25
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                International Equity Fund                      0.25
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                Large Company Growth Fund                      0.25
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                Money Market Fund                              0.25
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                Small Cap Growth Fund                          0.25
                ---------------------------------------------------
                Total Return Bond Fund                         0.25
                ---------------------------------------------------

Approved by the Board of Trustees: March 26, 1999, as amended February 4, 2003.

Most recent annual approval date: August 5, 2003.

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